Exhibit 9(b)


                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                     May 15, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                          Pax World Balanced Fund, Inc.
                          -----------------------------


Ladies and Gentlemen:

         The undersigned has reviewed Post-Effective Amendment No. 42 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                          /s/ KURZMAN KARELSEN & FRANK, LLP

                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                    May 15, 2003



To the Shareholders and the Board of Directors of Pax World Balanced Fund, Inc.:


                               Consent of Counsel
                               ------------------


         We consent to the use in Post-Effective Amendment No. 42 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                          /s/ KURZMAN KARELSEN & FRANK, LLP








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